EXHIBIT (17)

                        LARGE CAP GROWTH EQUITY PORTFOLIO
              (a series of The Rodney Square Strategic Equity Fund)

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 29, 1999

         This proxy is being solicited on behalf of the Board of Trustees of The Rodney Square Strategic Equity Fund and relates to the following proposal described in the Prospectus/Proxy Statement dated October ___, 1999. The undersigned hereby appoints as proxies Gary M. Gardner and Mary Jane Maloney, and each of them (with power of substitution), to vote all shares of the undersigned in Large Cap Growth Equity Portfolio at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern Standard Time, on October 29, 1999, at the offices of PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19809, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal with discretionary power to vote upon such other business as may properly come before the Meeting. YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1.       To approve an Agreement and Plan of Reorganization that provides for
         (1) the transfer of all the assets of Large Cap Growth Equity Portfolio to Wilmington Large Cap Growth Portfolio ("Wilmington Growth Portfolio"), a series of WT Mutual Fund, in exchange for shares of equal value of Wilmington Growth Portfolio; (2) the distribution of those Wilmington Growth Portfolio shares to the shareholders of Large Cap Growth Equity Portfolio; (3) the investment of the assets acquired by Wilmington Growth Portfolio in its master fund, WT Growth Series, in accordance with Wilmington Growth Portfolio's master/feeder fund structure; and (4) the dissolution of Large Cap Growth Equity Portfolio, all as described in the accompanying Prospectus/Proxy Statement;
                    FOR [ ]    AGAINST [ ]     ABSTAIN [ ]

2. To transact such other business as may properly come before the Meeting.

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

________________________________Signature                 ________________ Date

________________________________Signature (Joint Owners)  ________________ Date